SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2010

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

4300 Six Forks Road; Raleigh, North Carolina 27609
(Address of principal executive offices) (Zip Code)

Registrant’s phone number including area code: 919/716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 UCT 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of First Citizens BancShares, Inc. (the “Registrant” or “BancShares”) was held on April 26, 2010.  At the meeting, the shareholders of BancShares took the following actions and cast the following votes:

1.  Shareholders elected the following persons as directors of BancShares:

Nominee	For	Against	Withheld	Broker Non-votes

John M Alexander Jr	30,799,099	-	28,611	1,649,047
Carmen Holding Ames	30,762,300	-	65,410	1,649,047
Victor E Bell III	30,808,274	-	19,436	1,649,047
George H Broadrick	30,727,232	-	100,478	1,649,047
Hope Holding Connell	30,766,156	-	61,554	1,649,047
Hubert M Craig III	30,799,099	-	28,611	1,649,047
H Lee Durham Jr	30,807,662	-	20,048	1,649,047
Lewis M Fetterman	30,787,609	-	40,101	1,649,047
Daniel L Heavner	30,808,274	-	19,436	1,649,047
Frank B Holding	30,764,916	-	62,794	1,649,047
Frank B Holding Jr	30,740,905	-	86,805	1,649,047
Lucius S Jones	30,799,006	-	28,704	1,649,047
Robert E Mason IV	30,806,059	-	21,651	1,649,047
Robert T Newcomb	30,793,060	-	34,650	1,649,047
Lewis T Nunnelee II	30,785,604	-	42,106	1,649,047
James M Parker	30,767,836	-	59,874	1,649,047
Ralph K Shelton	30,808,181	-	19,529	1,649,047
David L Ward Jr	30,488,530	-	339,180	1,649,047

2.  Shareholders ratified the appointment of Dixon Hughes PLLC as independent auditors of BancShares for 2010: for-32,444,068, against-18,326, withheld-12,624 and broker non-votes-1,739.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

By: /s/ Kenneth A. Black
Date: April 30, 2010	Kenneth A. Black, Vice President